Exhibit 10.4C
AMENDMENT TO SHARE SALE AGREEMENT
hereinafter referred to as the “Amendment”, concluded on February 1, 2007, between:
- Małgorzata Maria Rogowicz-Angierman, holder of ID no. AAE 781019, and
- Jerzy Cieślak, a citizen of Poland, holder of ID no. ACE 725154, and
- Piotr Marcin Nassius, holder of ID no. ABP 968234, and
- Przemysław Dariusz Tomaszewski, holder of ID no. ACZ 458318, on the one side, cumulatively referred to as the “Sellers” and any one separately as a “Seller”
And
- Century Casinos Europe GmbH, incorporated and existing under the laws of Austria, whose registered office is Wipplinger Str. 30, 1010, Vienna, Austria, on the other side, hereinafter referred to as the “Purchaser”
WHEREAS:

The Purchaser and the Sellers concluded the share sale agreement dated June 13th, 2006 as amended (hereinafter the “Share Sale Agreement”) under the provisions of which all Shares No. 1 were agreed to be transferred from the Sellers to the Purchaser, upon fulfilment of the conditions precedent set forth in § 4 section 5 of the Share Sale Agreement;

WHEREAS:

The Parties, hereto, agree to decrease all the Purchase Prices for the Shares in the share capital of G5 so as to reflect the fact that that Receivables of the Polish Entities, from G5, under the Original Loan Agreements, amounted to approximately PLN 18,000,000, and not as the Sellers represented to the Purchaser PLN 15,000,000.

NOW AND THERFORE, the Parties agree as follows:

§ 1.
DEFINITIONS. In this Amendment, the capitalized terms possess the meanings provided in the Share Sale Agreement, unless this Amendment expressly provides to the contrary.

§ 2.
AMENDMENTS TO THE SHARE SALE AGREEMENT

The parties to this Amendment agree to reduce each of the Purchase Prices by EURO 191,131.50. Considering the above, as well as considering other events that have occurred after the date of the Share Sale Agreement, the Parties agree to amend the Share Sale Agreement by:

1) adding, in § 1 of the Share Sale Agreement, new definitions in the following wording:

“’New Loan II Agreement’ means the loan agreement to be concluded between G5, as a borrower, and the Purchaser, as a lender, in order for G5 to be able to pay in full the Debt Repayable to One of the Polish Entities;”; Schedule No. 1 of this Amendment lists all the documents which will be appended to the Share Sale Agreement as new Schedules thereof;

"Receivables" mean all the receivables by the Polish Entities from G5 totalling, according to representations of the Sellers, PLN 18,000,000.00, for the repayment of the entire principal amounts of indebtedness and payment of the entire interest accrued thereon, which stem from the Original Loan Agreements;

”‘One of the Polish Entities’ means one of the Polish Entities being the entity which is entitled to receive the repayment of the Debt Repayable to One of the Polish Entities;

“‘Debt Repayable to One of the Polish Entities’ means one of the items of the Receivables being the entirety of the outstanding indebtedness of G5 to One of the Polish Entities under the Settlement of the Debt Repayable to One of the Polish Entities, which Debt Repayable to One of the Polish Entities according to representations made by the Borrower to the Lender: (i) as to the principal amount of it, has already been repaid by the Borrower to One of the Polish Entities, (ii) as to the outstanding interest accrued on the principal amount of it, is now subject to a dispute between One of the Polish Entities and the Borrower, and (iii) is offered by One of the Polish Entities to be finally settled between One of the Polish Entities and G5 in return for payment of not more than PLN 3,000,000 to be made by G5 to One of the Polish Entities”,

“‘Settlement of the Debt Repayable to One of the Polish Entities’ means one of the Original Loan Agreements being the settlement between One of the Polish Entities and G5 dated July 24th, 2003; Schedule No. 1 of this Amendment lists all the documents which will be appended to the Share Sale Agreement as new Schedules thereof.

2) amending, in § 1 of the Share Sale Agreement, the definition of the Confirmation No. 4 so that it reads: “Confirmation No. 4” means a document to be issued by G5, the Sellers, and the Purchaser in written form that has signatures certified by a notary to confirm the fact that: (i) all the conditions precedent for the entry of this Agreement into force set forth in the § 4 section 5 below have been met, and (ii) the Sellers received payment in full of all the dues, whatsoever, the Sellers, or any of them, had ever had from G5 before the date of the entry of this Agreement into force under § 4 section 5, below; Confirmation No, 4 is to be issued solely for the benefit of the Purchaser who can, any time, waive the necessity of Confirmation No, 4 being issued under this Agreement; Schedule No. 2 hereof sets forth the contents of Confirmation No. 4”;

3) amending, in § 1 of the Share Sale Agreement, the definition of the Purchase Price No. 1 so that it reads: “‘Purchase Price No. 1’ means the purchase price of EURO 538,868.50 which is to be paid to Seller No. 1, by the Purchaser¸ for Shareholding No. 1 of Shares No. 1 in accordance with § 5 below”;

4) amending, in § 1 of the Share Sale Agreement, the definition of the Purchase Price No. 2 so that it reads: “‘Purchase Price No. 2’ means the purchase price of EURO 538,868.50 which is to be paid to Seller No. 2, by the Purchaser¸ for Shareholding No. 2 of Shares No. 1 in accordance with § 5 below”;

5) amending, in § 1 of the Share Sale Agreement, the definition of the Purchase Price No. 3 so that it reads: “‘Purchase Price No. 3’ means the purchase price of EURO 538,868.50 which is to be paid to Seller No. 3, by the Purchaser¸ for Shareholding No. 3 of Shares No. 1 in accordance with § 5 below”;

6) amending, in § 1 of the Share Sale Agreement, the definition of the Purchase Price No. 4 so that it reads: “‘Purchase Price No. 4’ means the purchase price of EURO 538,868.50 which is to be paid to Seller No. 4, by the Purchaser¸ for Shareholding No. 4 of Shares No. 1 in accordance with § 5 below”;

7) amending § 4 section 5 so that it reads: “The entry into force of this Agreement is conditional upon the Sellers, or - as applicable - the Purchaser, ensuring that all of the following conditions precedent have occurred by June 30, 2007:

1) All the Receivables of the Polish Entities including Debt Repayable to One of the Polish Entities, have been repaid in full by G5 to the Polish Entities, exclusively with the usage of the finance to be obtained by G5 on the basis of the New Loan Agreement and the New Loan Agreement II;

2) (i) The originals of Confirmation No. 1, Confirmation No. 2, and Confirmation No. 3 have been delivered to any of the Sellers or, as applicable, the Purchaser, and (ii) the parties signed Confirmation No. 4; and

3) The Purchaser has obtained all permits and clearances that under Polish law, or any other applicable laws, are required from competent authorities, including antimonopoly authorities, for completion of the transaction contemplated herein;

4) all the Sellers have resigned from their respective posts in the bodies of G5 and delivered to the Purchaser originals of relevant documents of resignations bearing signatures that has been certified by a notary; and

5) Payment, by the Purchaser, of all the instalments of EURO 350,000 to each of the Sellers on account of each of the Purchase Prices as described in § 5.1 below.

Should any of the above conditions precedent not be fulfilled by June 30th, 2007, the Agreement will expire, unless the Purchaser, for justified reasons, informs any of the Sellers in writing that the said deadline be postponed by no longer than 2 months. The conditions precedent for the entry of this Agreement into force set forth in items 1, 2, 3, and 4 above are stipulated for the sole benefit of the Purchaser which can, any time, waive the fulfilment of any of them. If this Agreement expires because of the non-delivery of Confirmation No. 2 to the Purchaser or by the failure of any of the Sellers to sign Confirmation No. 4, none of the Sellers will be entitled to assert against the Purchaser any claim, whatsoever, relating to the expiry of this Agreement, and the Purchaser will be entitled to seek compensation for loss incurred as a result of such a situation (including loss of profits). For the avoidance of doubt, the Parties unanimously confirm that the date of this Agreement is to be understood for the interpretation of this clause as the date when the signature of the Parties given, hereunder, have been certified by a notary public.”;

8) amending § 5 section 1 so that it reads as following: “Purchase Prices of EURO 538,868.50, each one, for, as applicable, Shareholding No. 1 of Shares No. 1, Shareholding No. 3 of Shares No. 1, and Shareholding No. 4 of Shares No. 1, are to be paid by transfer of the relevant Purchase Price to the relevant of the Sellers by the Purchaser in the following mode: (i) EURO 350,000 of each of the Purchase Prices is to be paid by the Purchaser within 5 Business Days of the fulfilment, or waiver, of the conditions precedent set forth in § 4 section 5 item 1, 2, 3, and 4 above, and (ii) the remaining EURO 188,868.50 of each of the Purchase Prices for, as applicable, Shareholding No. 1 of Shares No. 1, Shareholding No. 3 of Shares No. 1, and Shareholding No. 4 of Shares No. 1, is to be paid by the Purchaser 6 months after the date when the Purchaser acquired all of the Shares No. 1 hereunder, however, not earlier than 3 Business Days after the later of: (a) the fulfilment of the conditions precedent set forth in § 4 section 5 items 1, 2, and 4 if the fulfilment of those conditions precedent has been waived by the Purchaser in relation to the entry of this Agreement into force, and (b) the proper fulfilment by the Sellers of the covenant set forth in § 3 section 2 above. The Purchase Price of EURO 538,868.50 for Shareholding No.2 of Shares No. 1 is to be paid to the Seller No.2 by the Purchaser within 5 Business Days of the fulfilment, or waiver, of the condition precedent set forth in § 4 section 5 item 1, 2, 3 and 4 above. All the above conditions precedent for payment of the Purchase Prices, or any part of them, are stipulated for the sole benefit of the Purchaser which can, at any time, waive the fulfilment of any of those conditions precedent. The Purchaser does not bear any liability for non-fulfilment of any of the above conditions precedent.”;

9) adding, in § 11 of the Share Sale Agreement, points nos. 10 and 11 of the following wording: “Schedule No. 10 - Contents of the New Loan II Agreement” and “Schedule No. 11 - Copy of the Settlement of the Debt Repayable to One of the Polish Entities”; and “Schedule No. 12 - Additional Representations and Warranties”; and

10) amending Schedule No. 2 to the Share Purchaser Agreement so that it acquires wording set forth in Schedule No. 2 to this Amendment.
§ 3.
EXTENSION OF THE ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Considering the fact that the legal and factual situation of G5 and Casinos Poland is not compliant with the expectations of the Purchaser, and the fact that the Sellers deem G5 and Casinos Poland to be, in every respect, in a satisfactory situation, the Sellers agree to expand the scope of the representations and warranties as to the situation of G5 and Casinos Poland, which representations and warranties were made by the Sellers to the Purchaser under § 3 the Share Sale Agreement. Therefore, the Sellers will represent and warrant to the Purchaser, in addition to the original representations and warranties contained in the Share Sale Agreement, all that that will be included in Schedule 12 of the Share Sale Agreement. Schedule No. 1 of this Amendment lists all the documents which will be appended to the Share Sale Agreement as new Schedules thereof.

§ 4.
DISPUTES, GOVERNING LAW, LEVIES

1. Any dispute arising out of, or in connection with, this Amendment, including any question regarding its existence, validity, or termination, is to be referred to and resolved in finality by arbitration under the Rules of Arbitration and Conciliation of the International Arbitral Centre of the Austrian Federal Economic Chamber, which rules are deemed to be incorporated by reference into this clause. The number of arbitrators is to be three. The location of arbitration is to be Vienna, Austria. The language to be used in the arbitral proceedings is to be English. The governing law of the contract is to be the substantive law of Poland.

2. The fee of the notary for certifying signatures under this Amendment is to be divided and paid equally by the Purchaser (50%) and the Sellers (50%).
§ 5.
LANGUAGE, COUNTERPARTS OF AMENDMENT
1. This Amendment has been executed in 5 (five) counterparts, each counterpart containing a Polish and English version of the Amendment for each Party.
2. The English language version of the Amendment is to prevail over any discrepancy between the language versions.

IN WITNESS WHEREOF the Parties hereto have signed this Amendment, on the date first written above.

Małgorzata Maria Rogowicz-Angierman,
/s/ Małgorzata Maria Rogowicz-Angierman

Jerzy Cieślak,
/s/Jerzy Cieślak

Piotr Marcin Nassius,
/s/ Piotr Marcin Nassius

Przemysław Dariusz Tomaszewski,
/s/ Przemysław Dariusz Tomaszewski

Century Casinos Europe GmbH,
/s/ Christian Gernert

Schedule No. 1

List of New Documents which will be Appended to the Share Sale Agreement as Schedules thereof

1)	Contents of the New Loan II Agreement (Schedule No. 10 of the Share Sale Agreement);

2)	Copy of the Settlement of the Debt Repayable to One of the Polish Entities (Schedule No. 11 of the Share Sale Agreement);

3)	Additional Representations & Warranties of the Sellers (Schedule No. 12 of the Share Sale Agreement);

Additional Representations & Warranties of the Sellers

(To Be Signed Once Confirmation No. 1 Is Signed Under the Share Sale Agreement)

----
The Parties expressly provide that, irrespective of the relevant provisions of the Share Sale Agreement, the attached Representations & Warranties will remain privileged.
---

Based on the information obtained by the Sellers from the management board of G5 as to the situation of G5, including, where applicable, the information obtained by G5 from the management board of Casinos Poland as to the situation of Casinos Poland as an entity affiliated to G5, the Sellers represent and warrant to the Purchaser the following, which constitutes in all material respects, within the best knowledge of the Sellers, true, accurate, up-to-date, and not misleading information.

I.	Representations and warranties of the Sellers concerning G5:

As at the date of signing this Amendment, G5 is not in arrears with the payment of any tax, social security contributions or any other public fees and charges of similar nature,

II.	Representations and warranties of the Sellers concerning Casinos Poland

1.	Incorporation and Corporate Affairs of Casinos Poland:

a)
Casinos Poland fulfils all pecuniary liabilities towards the government-administration and self-governmental authorities (Polish: organy administracji rządowej i samorządowej), courts and all other public authorities, and there are no material outstanding dues in this respect or any unsatisfied material administrative or court orders or decisions, except ……

2.	Share Capital and the Shares of Casinos Poland:

a)
The Shares No. 2 constitute the exclusive rights of G5 and were acquired in a valid manner. G5, and the predecessors of it, has obtained all consents required by law from relevant bodies and remaining shareholders for the valid acquisition and effective of Shares No. 2.

b)
Disposal of the Shares No. 2 requires a written consent of the remaining shareholders in accordance with § 4 of the articles of association of Casinos Poland; G5 is in possession of such consent statements,

c)	data concerning Casinos Poland entries in the National Court Register is true.

3.	Real Property of Casinos Poland:

Europejski Fundusz Hipoteczny sp. z o.o., no later than by the 30 April 2007, will validly and effectively make to Casinos Poland an offer to conclude a preliminary agreement in the form of the notarial deed for the purchase of the premises at Wolność 3A in Warsaw, in compliance with clause 18.7. of the Lease Agreement no. 704/01 concluded on 28 June 2001 between Europejski Fundusz Hipoteczny sp. z o.o. and Casinos Poland;

4.	Contracts and other arrangements of Casinos Poland:

a)
The following Instances where Casinos Poland or G5 have breached the provisions of article 230 of the Polish Commercial Companies’ Code will not result in any liability of Casinos Poland or G5 to a third party or with any other adverse consequences to the companies: conclusion of the lease agreement between Casinos Poland and Europejski Fundusz Leasingowy for business premises located in Warsaw, at ul. Wolność 3A; bank loan agreement between Casinos Poland and BIG Bank Gdański SA dated the 4th of January 2001;

b)
The execution of the Agreement, as well as acquisition by the Purchaser of all the Shares No. 1 and indirectly all the Shares No. 2 will not result in a breach of or give any third party a right to terminate or modify, any material agreement or arrangement;

c)
all agreements concluded by Casinos Poland are in full force and effect and there are no circumstances which may result, due to the reasons on the part of CPL, in termination, expiration or variation of any terms thereof; Casinos Poland duly fulfils all its obligations arising from any agreement or arrangement or from any decision or judgment of any court or authorities to which Casinos Poland is a party or by which Casinos Poland or any of its respective assets are bound, and there are no basis for any liability of Casinos Poland due to the failure to fulfill such obligations, specifically no basis for claiming damages from Casinos Poland;

5.	Authorizations and Compliance; Permits:

a)
Casinos Poland has all permits, licenses, certificates, approvals, and consents, and complies with all requirements necessary, or required, by relevant legislation to undertake and conduct its activities, and complies with the terms and conditions of all these permits;

b)	Casinos Poland has the following permits to operate the casinos:

•	permit to operate the casino in Hotel Marriott, Warszawa - valid until 21 October 2011,

•	permit to operate the casino in Hotel Hyatt Regency, Warszawa - valid until 30 September 2010,

•	permit to operate the casino in Plaza Hotel, Wrocław - valid until 18 October 2011,

•	permit to operate the casino in Hotel Orbis, Kraków - valid until 6 September 2011,

•	permit to operate the casino in Hotel Polonez, Poznań - valid until 20 September 2011,

•	permit to operate the casino in Uni Centrum, Katowice - valid until 30 July 2010,

•	permit to operate the casino in Teatr Muzyczny, Gdynia - valid until 11 February 2008,

•	permit to operate the slot machines saloon in Szczecin - valid until 1 October 2010,

c)	Casinos Poland has the following permits to sell alcohol beverages in casinos:

•
permits to sell alcohol beverages in casino at Hotel Marriott, Warszawa - valid until 4 September 2009, except for alcohol licence for the sale of alcoholic beverages up to 4.5% volume of alcohol and beer, which is valid until 23 August 2009,

•	permits to sell alcohol beverages in casino at Hotel Hyatt Regency, Warszawa - valid until 20 January 2009,

•	permits to sell alcohol beverages in casino at Plaza Hotel, Wrocław - valid until 11 November 2007,

•	permits to sell alcohol beverages in casino at Hotel Orbis, Kraków - valid until 9 March 2007,

•	permits to sell alcohol beverages in casino at Hotel Polonez, Poznań - valid until 30 September 2009,

•	permits to sell alcohol beverages in casino at Uni Centrum, Katowice - valid until 31 December 2008, -

•	permits to sell alcohol beverages in casino at Teatr Muzyczny, Gdynia - valid until 19 May 2010,

•	permits to sell alcohol beverages in a slot machines saloon in Szczecin - valid until 31 March 2010,

6.	Leasing agreements for operating the casinos

a)	Casinos Poland has concluded 9 lease agreements for operating casinos,

b)
Casinos Poland has concluded lease agreements for operating casinos for an indefinite period of time at premises in the LIM/ Marriott Building in Warszawa, premises in the Hotel HP Park Plaza in Wrocław, and in the Hotel Polonez in Poznań.

The following lease agreements are validly concluded for a definite period of time:

•	Agreement concerning premises in Hotel Hyatt Regency in Warszawa;

•	Agreement concerning premises in Hotel Orbis, Kraków;

•	Agreement concerning premises in Uni Centrum, Katowice;

•	Agreement concerning premises in Teatr Muzyczny, Gdynia;

•	Agreement concerning premises in Szczecin.

No change of the terms of above lease agreements have occurred since the 1st of September 2006.

c)
all lease agreements relative to business premises for operating the casinos concluded by Casinos Poland are in full force and effect and there are no circumstances which may result in termination, expiration or variation of any terms thereof; Casinos Poland duly fulfils all its obligations arising from each of these agreements. Casinos Poland has paid all outstanding payments regarding the lease of the premises in Hotel Hyatt Regency in Warszawa.

7.	Taxes of Casinos Poland:-

a)
Casinos Poland complies with all laws and legal regulations governing tax relations and it has submitted to tax authorities all tax returns, tax statements and supporting documents required to be filed by it for all previous tax periods in accordance with the relevant tax and legal regulations. All tax returns, tax statements and supporting documents are true, correct and complete;

b)
All notices, returns, computations, documentation, declarations, and registrations of Casinos Poland required for the purposes of any taxation and social security have been made by the requisite dates, in accordance with applicable tax laws, and none is the subject of any dispute involving any tax authority;

c)	the outstanding tax payments of Casinos Poland as of ______ are as follows:

•	gambling tax ………….

•	excise tax ………..

•	entry charges ……………

•	PIT …………..-

•	Social Security ………….

•	CIT …………..

•	Withholding tax on dividends ………… .

•	VAT ……………

d)
There are no pending audits, investigations, controls or additional assessments in respect of any tax and social security contributions of Casinos Poland; there are no pending tax proceedings or proceedings before the administrative courts in respect of any tax and social security contributions initiated either by Casinos Poland, or against Casinos Poland;

e)	No asset of Casinos Poland is subject to any treasury encumbrances with the exception of the treasury pledges for the benefit of the tax authorities securing the liability of PLN 8,380,443.90;

f)
there are no tax risks associated with tax settlement of the following transactions: lease agreement made upon the lease agreement between Casinos Poland and Europejski Fundusz Leasingowy for premises at ul. Wolność 3A; bank loan agreement between Casinos Poland and BIG Bank Gdański SA dated 4 January 2001; settlement relating to ceasing of operations of the casino in Rzeszów; settlement of debt-to-equity swap relating to acquisition of the shares of CP Nieruchomości by Casinos Poland in exchange for an in-kind contribution;

g)
All transactions between Casinos Poland and related parties, specifically, with G5, were concluded at arm's length and transfer pricing rules were observed in all agreements (existing, or already terminated, or expired) concluded between Casinos Poland and related parties, there are no legal grounds for such transactions to be challenged by tax authorities or third parties;

8.	Litigation

No civil, labour, criminal, arbitration, administrative or other proceedings against Casinos Poland are pending or there is no reason for such proceedings to be commenced as of now, except for: seven pending cases in employment matters referred to below;

9.	Relationships between G5 and Casinos Poland:

Casinos Poland is not indebted to G5 and G5 is not indebted to Casinos Poland;

10.	Intellectual Property Rights:

Casinos Poland possesses two trademarks word-graphic mark “Casinos” in a red-black color which is registered at the Patent Office under no. 108911 and graphic mark in the red colour which is registered at Patent Office under no. 99126;

The above marks are also registered in the International Register maintained on the basis of Madrid Accord and Protocol and confirmed by a registration certificates no. 761183 and no. 761182 issued by the Office of the International Word Intellectual Property Organization (OMPI);

11.	Employment:

1)	The total amount of prinicpal amoints plus interests of all the employee loans is PLN _____;

2)
There are only [seven - to be updated] employment court cases pending against the Casinos Poland. They concern claims of unfair dismissal. According to Sellers’s best knowledge, these cases are minor and five of them have been suspended;

3)
There are only [two - to be updated] employment-related court cases initiated by Casinos Poland pending against the employees of Casinos Poland. They deal with claims of unpaid loans made from the Social Benefit Fund as well as shortages in the cash-register of the Casino in Warsaw.

_____, _______________ (date) (signature/s/ certified by a notary) For and on behalf of: G5 Sp. z o. o.
_____, /s/ Malgorzata Maria Rogowicz-Angierman (date) (signature certified by a notary) Małgorzata Maria Rogowicz-Angierman	, /s/ Jerzy Cieślak (date) (signature certified by a notary) Jerzy Cieślak
_____, /s/Przemysław Dariusz Tomaszewski (date) (signature certified by a notary) Przemysław Dariusz Tomaszewski	_____, /s/ Piotr Marcin Nassius (date) (signature certified by a notary) Piotr Marcin Nassius

Contents of the New Loan II Agreement

The Parties expressly provide that, irrespective of relevant provisions of the Share Sale Agreement, the attached contents of the New Loan II will remain privileged.

Copy of the Settlement of the Debt Repayable to One of the Polish Entities

The Parties expressly provide that, irrespective of relevant provisions of the Share Sale Agreement, the attached copy of the Settlement of the Debt Repayable to One of the Polish Entities will remain privileged.

Schedule No. 2

Amended Contents of Schedule No. 2 of the Share Sale Agreement

 Contents of Confirmation No. 4

We, the undersigned, acting in the name of: (i) Casinos Europe GmbH, a company incorporated and existing under the laws of Austria, whose registered office is Wipplinger Str. 30, 1010, Vienna, Austria, (ii) G5 Sp. z o.o., a company incorporated and existing under the laws of the Republic of Poland, whose registered office is at ul. Żelazna 82/84 no. 51, 00-894 Warsaw, Poland (iii) Małgorzata Maria Rogowicz-Angierman, a citizen of Poland, (iv) Jerzy Cieślak, a citizen of Poland, (v) Piotr Marcin Nassius, a citizen of Poland, (vi) Przemysław Dariusz Tomaszewski, a citizen of Poland, further to the share sale and purchase agreement between Century Casinos Europe GmbH, as a purchaser, and the aforementioned natural persons, as sellers, dated ____ (the “Agreement”) do, hereby, confirm that the conditions precedent for the entry of the Agreement into force set forth in the § 4 section 5 of the Agreement have been met and, and, therefore, Century Casinos Europe GmbH acquired all Shares No. 1.

In addition, the Sellers confirm to G5 that the Sellers received payment in full of all the dues, whatsoever, the Sellers had ever had from G5 before the date of the entry of the Agreement into force.

The capitalized terms used herein possess meanings set forth in the Agreement, unless this document expressly provides to the contrary.

Attachments:

-	originals of unconditional resignations from participations in the bodies of G5 bearing signatures confirmed by a notary public
_____, /s/ Christian Gernert (date) (signature/s/ certified by a notary) For and on behalf of: Casinos Europe GmbH	_____, _______________ (date) (signature/s/ certified by a notary) For and on behalf of: G5 Sp. z o. o.
_____, /s/ Małgorzata Maria Rogowicz-Angierman (date) (signature certified by a notary) Małgorzata Maria Rogowicz-Angierman	_____, /s/ Jerzy Cieślak (date) (signature certified by a notary) Jerzy Cieślak
_____, /s/ Przemysław Dariusz Tomaszewski (date) (signature certified by a notary) Przemysław Dariusz Tomaszewski	_____, /s/ Piotr Marcin Nassius (date) (signature certified by a notary) Piotr Marcin Nassius